GRANT THORNTON

Grant Thornton LLP

Chartered Accountants

Management Consultants

March 28, 2005

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street NW

Washington, DC   20549

USA

Dear Sir or Madam:

Re:

Sure Trace Security Corporation

We have read 4.01 of the Form 8-K of the above Corporation dated March 24, 2005 and agree with the statements concerning our firm contained therein.

Yours very truly,

(Signed) “Grant Thornton LLP”

Paul W.A. Takalo, C.A.

Partner

PWAT:kb

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